For Immediate Release
From:     Lynda Nordeen
          Honeywell Inc.
          Honeywell Plaza
          Minneapolis, MN  55408
          (612) 951-0070


                     HONEYWELL REPORTS RECORD SECOND-QUARTER
                        EARNINGS PER SHARE UP 22 PERCENT

                       $83 Million, or 66 Cents Per Share


     MINNEAPOLIS, JULY 16, 1996 _ Honeywell Inc. (NYSE: HON) today reported a record net income of $83.3 million, or 66 cents per share in the second quarter of 1996, compared with $68.9 million, or 54 cents per share, in the same period last year. Earnings per share increased 22 percent over year-earlier results.
     For the second quarter ended June 30 sales rose to $1.77 billion, up 7 percent compared with $1.66 billion a year ago. Operating profit was $164.9 million, up 12 percent compared with $146.9 million in the 1995 second quarter. Orders for the quarter increased 10 percent compared with 1995.
     `Our record second quarter results were driven by strength in Industrial Automation and Control and continued bottom line improvements in our Space and Aviation business,' said Michael R. Bonsignore, Honeywell chairman and chief executive officer.
     `These results demonstrate the success of our market strategies and cost-reduction initiatives, which enabled us to deliver solid growth and continued margin expansion,' said Bonsignore.
     At the end of the second quarter, Honeywell's ratio of debt to total capital was 33 percent, which is at the low end of the company's 30 to 40 percent target range.
     The company's board of directors today authorized management to increase its annual dividend 4 percent to $1.08 per share, from $1.04 per share. The company also declared a regular quarterly dividend at the new rate of 27 cents per share, payable Sept. 16, 1996, to shareholders of record at the close of business Aug. 30, 1996.
     `Today's dividend action is consistent with the company's goal of delivering first-quartile total shareholder return among our peers through a combination of earnings growth and shareholder payout in the form of share repurchases and dividends,' Bonsignore said.
     The company repurchased $26 million of stock, or 500,000 shares during the quarter, and in the first half of 1996 repurchased 1.9 million shares, or $99 million in stock. Honeywell had 126.6 million shares outstanding at the end of the second quarter.

     Second-Quarter Business Unit Results
     Home and Building Control. Operating profit was $51.2 million, compared to $49.1 million in the year-earlier quarter. Sales rose 8 percent to $782.7 million, from $726.6 million in the 1995 second quarter. Orders for Home and Building Control increased 8 percent from year-earlier levels.
     During the quarter, Home and Building Control formed alliances with two U.S.-based energy suppliers to expand its performance contracting offering for building control customers. The alliances with CNG Energy Services Corp., Pittsburgh, and U.S. Energy Partners, Inc. (USE), Houston, enhance Honeywell's
offering and capabilities in the energy retrofit business.   Also during the
quarter, Honeywell acquired Hamburg-based Nord-Alarm and its subsidiaries, a fire and security installation and maintenance company. The acquisition positions Honeywell as a total solution supplier for integrated building management systems in Central Europe.
     In addition, the business continued to expand its district heating base with four key contract wins in Russia. Under the agreement, Honeywell will provide monitoring and control systems to improve productivity, save energy, reduce air pollution and provide better temperature control for residents in Vladimir, Tver and Murmansk.
     Industrial Control. Operating profit was $66.6 million, a 16 percent increase, compared with $57.5 million a year earlier. Sales in the second quarter were $554.3 million, up 12 percent from $495.7 million last year. Industrial Control orders in the quarter were up 7 percent, driven by Industrial Automation and Control orders in North America.
     During the quarter, Industrial Automation and Control introduced the TotalPlant-Registered Trademark- Solution System, (TPS-TM-) the first industrial automation system designed to unify business and control information throughout a plant or mill. The new system, which takes full advantage of the power of Microsoft's Windows NT operating system, enables users to improve productivity and profitability and more easily meet or exceed environmental regulations.
     Also during the quarter, the business acquired the assets of Canada-based In-Line Measurements Inc. to expand its TotalPlant-Registered Trademark-capabilities and offerings in the pulp and paper industry. Sensing and Control introduced a unique miniature flow-through pressure sensor that measures pressure in medical, environmental and industrial applications. The business was also selected as Dow Chemical's exclusive global supplier for solenoid valves to be used on Dow's automated valve packages.
     Space and Aviation Control. Operating profit was $44.4 million, up 23 percent from $36 million in the second quarter of 1995. Sales were $399.2 million, compared to $394.3 million a year earlier. Orders for the quarter were up 17 percent.
     During the quarter, the business was selected by British Airways, the world's largest international passenger airline, to supply Traffic Alert and Collision Avoidance Systems (TCAS) and Mode S transponders for its European fleet of approximately 120 aircraft.
     In addition, the military business won an add-on contract for more than $22 million in modifications to the 1994 Tri-Services Embedded Global Positioning System/Inertial Navigation System (EGI) program. This award is part of a continuing program for the U.S. Air Force, Navy and Army to upgrade existing aircraft with state-of-the-art guidance and navigation equipment.
     On July 3, the U.S. Court of Appeals for the Federal Circuit in a split decision by a three-judge panel reversed a U.S. District Court decision to invalidate a patent held by Litton Systems Inc., and to dismiss certain related tort claims based on state law. These claims relate to Litton's and Honeywell's processes for coating mirrors used in ring laser gyroscopes. The panel did, however, unanimously uphold the District Court's ruling, which granted Honeywell a new trial on damages, thus setting aside an Aug. 31, 1993, jury verdict of $1.2 billion against Honeywell.
     The company will pursue all appellate remedies, including the Federal Circuit and, if necessary, the Supreme Court. `The decision represents another step in the long-standing dispute between Litton and Honeywell,' said Edward D. Grayson, Honeywell vice president and general counsel. `This case will conclude only when all legal avenues have been exhausted. While we are very disappointed that the Court found any infringement on Honeywell's part, we are gratified that Litton's attempt to reinstate the jury's damages verdict failed,' said Grayson.

     Six-Month Summary. In the first half of 1996, Honeywell's net income was $148.4 million, up 20 percent from $123.6 million a year earlier. Sales were $3.39 billion, compared with $3.13 billion last year. Earnings per share were $1.17, up 21 percent from 97 cents in the 1995 first half.
     Honeywell is a global controls company focused on creating value through technology that enhances comfort, improves productivity, saves energy, protects the environment and increases safety. The company serves customers worldwide in the homes and buildings, industrial, and aviation and space markets. Honeywell employs 53,000 people in 95 countries and had 1995 sales of $6.7 billion.

- -Registered Trademark-TotalPlant is a registered trademark of Honeywell Inc. All other product and brand names shown above are trademarks of their respective owners.

                 HONEYWELL INC. AND SUBSIDIARIES
                   INCOME STATEMENT (Unaudited)
          (Dollars in Millions Except Per Share Amounts)

                                        SECOND QUARTER
                                      -------------------

                                         1996         1995
                                       ---------   ---------
SALES                                  $1,771.6    $1,655.6       7.0%


COSTS AND EXPENSES
  Cost of sales                         1,222.6     1,137.8
  Research and development                 82.5        83.4
  Selling, general and administrative     330.0       317.5
  Interest - net                           18.7        18.3
  Equity income                            (8.3)       (5.7)
                                       ---------   ---------

                                        1,645.5     1,551.3
                                       ---------   ---------

INCOME BEFORE INCOME TAXES                126.1       104.3

PROVISION FOR INCOME TAXES                 42.8        35.4
                                       ---------   ---------

NET INCOME                            $    83.3        68.9      20.9%


EARNINGS PER COMMON SHARE          $    0.66       $   0.54      22.2%


                 HONEYWELL INC. AND SUBSIDIARIES
                   INCOME STATEMENT (Unaudited)
          (Dollars in Millions Except Per Share Amounts)


                                          SIX MONTHS
                                      -----------------------

                                         1996         1995
                                      ---------     ---------
SALES                                  $3,391.1     $3,134.3         8.2%


COSTS AND EXPENSES
  Cost of sales                         2,331.6      2,151.0
  Research and development                167.6        162.2
  Selling, general and administrative     639.3        605.4
  Interest - net                           35.8         35.6
  Equity income                            (8.0)        (7.1)
                                      ---------    ----------

                                        3,166.3      2,947.1
                                      ---------    ----------

INCOME BEFORE INCOME TAXES                224.8        187.2

PROVISION FOR INCOME TAXES                 76.4         63.6
                                      ---------    ----------

NET INCOME                            $   148.4    $   123.6        20.1%


EARNINGS PER COMMON SHARE            $    1.17     $    0.97        20.6%

AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING           126,738,415   127,196,122



                         HONEYWELL INC. AND SUBSIDIARIES
                SALES AND OPERATING PROFIT BY SEGMENT (Unaudited)
                              (Dollars in Millions)


                                    SECOND QUARTER
                                 -------------------------

                                   1996           1995
                                 ---------     ----------
SALES
  Home and Building Control      $   782.7      $   726.6
  Industrial Control                 554.3          495.7
  Space and Aviation Control         399.2          394.3
  Other                               35.4           39.0

                                  $1,771.6       $1,655.6

- --------------------------------------------------------------

OPERATING PROFIT
  Home and Building Control     $     51.2     $     49.1
  Industrial Control                  66.6           57.5
  Space and Aviation Control          44.4           36.0
  Other                                2.7            4.3
                                 ---------     ----------

  Total operating profit             164.9          146.9
  Interest expense                   (19.3)         (22.4)
  Equity income                        8.3            5.7
  General corporate expense          (27.8)         (25.9)
                                 ---------     ----------

  Income before income taxes     $   126.1      $   104.3


                         HONEYWELL INC. AND SUBSIDIARIES
                SALES AND OPERATING PROFIT BY SEGMENT (Unaudited)
                              (Dollars in Millions)


                                    SIX MONTHS
                                  -----------------------
                                    1996          1995
                                 ---------     ----------
SALES
  Home and Building Control       $1,475.7       $1,369.7
  Industrial Control               1,056.2          951.9
  Space and Aviation Control         797.5          747.4
  Other                               61.7           65.3
                                 ---------     ----------

                                  $3,391.1       $3,134.3
- --------------------------------------------------------------

OPERATING PROFIT
  Home and Building Control     $    105.0     $     99.0
  Industrial Control                 116.6          105.5
  Space and Aviation Control          83.5           62.3
  Other                                3.6            4.5
                                 ---------     ----------

  Total operating profit             308.7          271.3
  Interest expense                   (40.2)         (43.2)
  Equity income                        8.0            7.1
  General corporate expense          (51.7)         (48.0)
                                 ---------     ----------

  Income before income taxes     $   224.8      $   187.2


                         HONEYWELL INC. AND SUBSIDIARIES
                   STATEMENT OF FINANCIAL POSITION (Unaudited)
                              (Dollars in Millions)

                                                June 30,         December 31,
                                                 1996                 1995
                                             -----------    -     -------------
ASSETS
Current Assets
  Cash and cash equivalents                     $    94.4      $   291.6
  Short-term investments                              8.9            9.0
  Receivables (less allowance for
     doubtful accounts: 1996, $33.3;
     1995, $34.5)                                 1,437.2        1,477.3
  Inventories (less progress billing
     on uncompleted contracts:1996, $49.0;
     1995, $56.4)                                   912.3          794.4

  Deferred income taxes                             196.0          194.6
                                                ---------      ---------
                                                  2,648.8        2,766.9


Investments and Advances                            238.2          244.8
Property, Plant and Equipment
  Property, plant and equipment                   2,960.7        2,857.1
  Less accumulated depreciation                   1,827.6        1,758.2
                                                  1,133.1        1,098.9
                                                ---------      ---------

Other Assets
  Long-term receivables (less allowance
    for doubtful accounts:
     1996, $0.7; 1995, $0.7)                         23.2           46.8
  Intangible assets                                 835.4          624.2
  Deferred income taxes                              71.4           71.8
  Other                                             217.2          206.8
                                                ---------      ---------

Total Assets                                     $5,167.3       $5,060.2
                                                ---------      ---------
                                                ---------      ---------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt                               $   315.5      $   312.4
  Accounts payable                                  466.6          491.5
  Customer advances                                 169.5          158.2
  Accrued income taxes                              254.1          274.8
  Deferred income taxes                              18.8           20.4
  Other accrued liabilities                         705.3          765.2
                                                ---------      ---------
                                                  1,929.8        2,022.5

Long-Term Debt                                      674.5          481.0
Deferred Income Taxes                                49.3           39.2
Other Liabilities                                   487.1          477.4

Stockholders' Equity
  Common stock - $1.50 par value
  Authorized - 250,00,000 shares
  Issued - 1996 - 187,931,129 shares                281.9
          - 1995 - 188,126,704 shares                              282.2
  Additional paid-in-capital                        498.0          481.3
  Retained earnings                               2,888.5        2,805.8
  Treasury stock  - 1996 - 61,364,797 shares     (1,721.2)
                  - 1995 - 61,306,251 shares                    (1,650.2)
  Accumulated foreign currency translation           98.9          140.9
  Pension liability adjustment                      (19.5)         (19.9)
                                                ---------      ---------
                                                  2,026.6        2,040.1
                                                ---------      ---------

Total Liabilities and Stockholders' Equity       $5,167.3       $5,060.2
                                                ---------      ---------
                                                ---------      ---------


                         HONEYWELL INC. AND SUBSIDIARIES
                       STATEMENT OF CASH FLOW (Unaudited)
                              (Dollars in Millions)

                                                          Six Months
                                                  ---------------------------
                                                       1996           1995
                                                    ----------    -----------
Cash Flows from Operating Activities
Net income                                          $    148.4     $    123.6
  Adjustments to reconcile net income to
  net cash flows from operating activities:
     Depreciation                                        112.0          118.8
     Amortization of intangibles                          24.5           28.2
     Deferred income taxes                                 1.7           14.9
     Equity income, net of dividends received             (6.6)          (7.1)
     (Gain) loss on sale of assets                        (4.1)           1.7
     Contributions to employee stock plans                20.3           15.9
     Decrease in receivables                              86.0           18.1
     Increase in inventories                             (78.7)         (56.2)
     Decrease in accounts payable                        (52.3)         (31.1)
     Decrease in accrued income taxes and interest       (25.3)         (32.3)
    Other changes in working capital, excluding
       short-term investments and short-term debt        (61.0)         (23.5)
     Other noncurrent items - net                          6.1          (20.1)
                                                    ----------    -----------
                                                    ----------    -----------

  Net cash flows from operating activities               171.0          150.9
                                                    ----------    -----------

Cash Flows from Investing Activities
  Proceeds from sale of assets                            39.2           11.1
  Capital expenditures                                  (144.5)        (115.6)
  Investment in acquisitions, net of cash acquired      (316.6)         (31.4)
  Increase in short-term investments                                     (2.4)
  Other - net                                             (2.0)           0.4
                                                    ----------    -----------

  Net cash flows from investing activities              (423.9)        (137.9)
                                                    ----------    -----------

Cash Flows from Financing Activities
  Net increase (decrease)in short-term debt                1.8          (54.2)
  Proceeds from issuance of long-term debt               299.8          123.0
  Repayment of long-term debt                           (104.0)         (10.4)
  Purchase of treasury stock                             (98.9)         (58.7)
  Proceeds from exercise of stock options                 28.5           31.4
  Dividends paid                                         (66.0)         (63.8)
                                                    ----------    -----------

  Net cash flows from financing activities                61.2          (32.7)
                                                    ----------    -----------

Effect of Exchange Rate Changes on Cash                   (5.5)          10.5
                                                    ----------    -----------

Decrease in Cash and Cash Equivalents                   (197.2)          (9.2)
Cash and Cash Equivalents at Beginning of Year           291.6          267.4
                                                    ----------    -----------

Cash and Cash Equivalents at End of Six Months       $    94.4    $     258.2
